                                  RAND BLEIMEISTER
                        NON-QUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT, dated as of February 19, 1998, is made by and between Scoop, Inc., a Delaware corporation hereinafter referred to as "Company," and Rand Bleimeister, Chairman of the Board and Chief Executive Officer of the Company, hereinafter referred to as "Optionee":

          WHEREAS, the Company granted the Optionee an Option to purchase shares of its Common Stock in connection with the commencement of the Optionee's employment with the Company in September 1997; and

          WHEREAS, the Company's Board has determined that it would be to the advantage and best interest of the Company and its shareholders to amend certain terms of the Option previously granted to the Optionee as an inducement for the Optionee to remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service; and

          WHEREAS, the Company and the Optionee desire to set forth the revised terms of said Option in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                     ARTICLE I.

                                    DEFINITIONS

          Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

SECTION 1.1.   AGREEMENT

               "Agreement" shall mean this Rand Bleimeister Non-Qualified Stock Option Agreement.

SECTION 1.2.   BOARD

               "Board" shall mean the Board of Directors of the Company.

SECTION 1.3.   CODE

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.4.   COMMITTEE

               "Committee" shall mean the Compensation Committee of the Board, or another committee of the Board, as appointed from time to time by the Board to administer option grants, plans and terms, provided, however, that Optionee shall not serve on such Committee for purposes of administering this Agreement.

SECTION 1.5.   COMPANY

               "Company" shall mean Scoop, Inc., a Delaware corporation.

SECTION 1.6.   DIRECTOR

               "Director" shall mean a member of the Board.

SECTION 1.7.   EXCHANGE ACT

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.8.   FAIR MARKET VALUE

               "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee (or the Board, in the case of Options granted to Independent Directors) acting in good faith and in accordance with 10 California Code of Regulations ("CCR") 260.140.50.

SECTION 1.9.   GRANT DATE

               "Grant Date" shall mean September 4,1997.

SECTION 1.10.  OFFICER

               "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.11.  OPTION

               "Option" shall mean the non-qualified stock option to purchase Common Stock of the Company granted under this Agreement.

SECTION 1.12.  RULE 16b-3

               "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

SECTION 1.13.  SECRETARY

               "Secretary" shall mean the Secretary of the Company.

SECTION 1.14.  SECURITIES ACT

               "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.15.  SUBSIDIARY

               "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

SECTION 1.16.  TERMINATION OF DIRECTORSHIP

               "Termination of Directorship" shall mean the time when the Optionee ceases to be a Director of the Company for any reason including, but not by way of limitation, a termination by resignation, failure to be re-elected, death, disability or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

SECTION 1.17.  Termination of Employment

               "Termination of Employment" shall mean the time when the Optionee no longer serves as an Officer of the Company for any reason including, but not by way of limitation, a termination by resignation, termination for cause, death, disability or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment.

                                    ARTICLE II.

                                  GRANT OF OPTION

SECTION 2.1.   GRANT OF OPTION

               In consideration of the Optionee's agreement to serve as Chairman of the Board and Chief Executive Officer of the Company and for other good and valuable consideration, effective as of the Grant Date, the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of three hundred fifty thousand (350,000) shares of its Common Stock upon the terms and conditions set forth in this Agreement.

SECTION 2.2.   PURCHASE PRICE

               As of the date of this Agreement, the purchase price of the shares of stock covered by the Option shall be $1.375 per share without commission or other charge.

SECTION 2.3.   CONSIDERATION TO COMPANY

               In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement shall confer upon the Optionee any right to continue as an employee of the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

SECTION 2.4.   ADJUSTMENTS IN OPTION

               In the event that the Committee or the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's or Board's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Agreement or with respect to the Option, then the Committee or the Board may, in such manner as it may deem equitable:

               (a) adjust any or all of the number and kind of shares of Common Stock (or other securities or property) subject to the Option, and

               (b) adjust any or all of exercise price with respect to the Option.

In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee or the Board may provide by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

                                    ARTICLE III.

                              PERIOD OF EXERCISABILITY

SECTION 3.1.   COMMENCEMENT OF EXERCISABILITY

               (a) Subject to Sections 3.3 and 3.4, the Option shall become exercisable in thirteen (13) cumulative installments as follows:

                    (i) The first installment shall consist of twenty-five percent (25%) of the shares covered by the Option and shall become exercisable on the first anniversary of the Grant Date (i.e., September 4, 1998).

                    (ii) The second through thirteenth installments each shall consist of six and one quarter percent (6.25%) of the shares covered by the Option and shall become exercisable on a quarterly basis as follows: the second installment shall become exercisable beginning on the date fifteen
     (15) months following the Grant Date (i.e., December 4, 1998) and one additional installment will become exercisable every three months thereafter (i.e., on the dates eighteen (18) months, twenty-one (21) months, twenty-four (24) months, etc. following the Grant Date), with the thirteenth installment becoming exercisable on the fourth anniversary of the Grant Date.

               (b) No portion of the Option which is unexercisable at the time that both Termination of Directorship and Termination of Employment have occurred shall thereafter become exercisable.

SECTION 3.2.   DURATION OF EXERCISABILITY

               The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

SECTION 3.3.   EXPIRATION OF OPTION

               The Option may not be exercised to any extent by anyone after the first to occur of the following events:

               (a) The expiration of ten (10) years from the date the Option was granted; or

               (b) The expiration of two (2) years from the date that both Termination of Directorship and Termination of Employment have occurred for any reason other than a termination by the Company for cause, including such Termination of Directorship and Termination of Employment resulting from Optionee's resignation, failure to get re-elected, death, permanent and total disability (within the meaning of Section 22(e)(3) of the Code), or a termination by the Company without cause; or

               (c) The expiration of three (3) months from the date that both Termination of Directorship and Termination of Employment have occurred as a result of termination by the Company for cause.

SECTION 3.4.   ACCELERATION OF EXERCISABILITY

               In the event of the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person or related group of persons of all or substantially all of the Company's assets or fifty percent (50%) or more of the Company's then outstanding voting stock, at the effective date of such event this Option shall be immediately exercisable as to all of the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a); provided, however, that this acceleration of exercisability shall not take place if this Option becomes unexercisable under Section 3.3 prior to said effective date.

                                  ARTICLE IV.

                              EXERCISE OF OPTION

SECTION 4.1.   PERSON ELIGIBLE TO EXERCISE

               During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 4.2.   PARTIAL EXERCISE

               Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under
Section 3.3; provided, however, that each partial exercise shall be for not less than one hundred (100) shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

SECTION 4.3.   MANNER OF EXERCISE

               The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

               (a) A written notice complying with the applicable rules established by the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion; and

               (b)  (i)   Full cash payment to the Secretary of the Company for
the shares with respect to which such Option or portion is exercised; or

                    (ii) With the consent of the Board, (A) shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (B) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

                    (iii) With the consent of the Board, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Board. The Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                    (iv) With the consent of the Board, property of any kind which constitutes good and valuable consideration; or

                    (v) With the consent of the Board, a notice that the Optionee has placed a market sell order with a broker with respect to shares of the Company's Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or

                    (vi) With the consent of the Board, any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii),
     (iv) and (v); and

               (c) A bona fide written representation and agreement, in a form satisfactory to the Board, signed by the Optionee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for the Optionee's own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Board may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Board may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and

               (d) Full payment to the Company (or any Subsidiary) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Board, (i) shares of the Company's Common Stock owned by the Optionee, duly endorsed for transfer, with a Fair Market Value equal to the sums required to be withheld, or (ii) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option with a Fair Market Value equal to the sums required to be withheld, may be used to make all or part of such payment; and

               (e) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

SECTION 4.4.   CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

               The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

               (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

               (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable; and

               (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable; and

               (d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or any Subsidiary corporation) is required to withhold upon exercise of the Option; and

               (e) The lapse of such reasonable period of time following the exercise of the Option as the Board may from time to time establish for reasons of administrative convenience.

SECTION 4.5.   RIGHTS AS SHAREHOLDER

               The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

                                     ARTICLE V.

                                  OTHER PROVISIONS

SECTION 5.1.   ADMINISTRATION

               The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Agreement except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. All actions taken and all interpretations and determinations made by the Committee or by the Board in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Agreement or the Option.

SECTION 5.2.   OPTION NOT TRANSFERABLE

               Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

SECTION 5.3.   SHARES TO BE RESERVED

               The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

SECTION 5.4.   NOTICES

               Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to Optionee at the address given beneath Optionee's signature hereto. By a notice given pursuant to this
Section 5.4, either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice to be given under the terms of this Agreement shall be in writing and shall be deemed duly given when received if personally delivered; the day after it is sent, if sent for next-day delivery by a recognized overnight delivery service (e.g., FedEx); and three days after being sent by certified or registered United States mail, return receipt requested.

SECTION 5.5.   TITLES

               Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.6.   CONSTRUCTION

               This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

SECTION 5.7.   CONFORMITY TO SECURITIES LAWS

               The Optionee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

               IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

                                        SCOOP, INC.



                                        By:   /s/ Michael Baum
                                              -----------------------------
                                              Michael Baum
                                              Director


OPTIONEE

/s/ Rand Bleimeister
----------------------------
Rand Bleimeister


----------------------------

----------------------------
               Address


Optionee's Taxpayer
Identification Number:

----------------------------